UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

May 20, 2015

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona		85008
(Address of principal executive offices)		(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) for ON Semiconductor Corporation (the “Company”) was held on May 20, 2015. The proposals (all of which were from management) submitted to the stockholders of the Company at the Annual Meeting and the final results of the voting regarding each proposal are set forth below. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 10, 2015.

(b) Proposal No. 1. The Company’s stockholders elected four Class I members of the Board of Directors, each for a two-year term expiring at the annual meeting of Stockholders to be held in 2017 or until his successor has been duly elected and qualified, or until the earlier of his death, resignation or removal:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Atsushi Abe	359,741,205	2,621,594	3,799,699	29,554,793
Curtis J. Crawford, Ph.D.	356,728,656	5,637,872	3,795,970	29,554,793
Paul A. Mascarenas	362,302,595	100,786	3,759,117	29,554,793
Daryl A. Ostrander, Ph.D.	362,301,156	105,145	3,756,197	29,554,793

Proposal No. 2. The Company’s stockholders approved the advisory (non-binding) resolution to approve executive compensation, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
357,032,750	5,422,388	3,707,360	29,554,793

Proposal No. 3. The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending on December 31, 2015, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
385,117,352	6,992,893	3,607,046	-0-

Proposal No. 4. The Company’s stockholders approved the Second Amendment to the Amended and Restated Stock Incentive Plan and reapproved the material terms of the plan for purposes of Section 162(m) of the Internal Revenue Code, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
335,326,668	27,177,632	3,658,198	29,554,793

Proposal No. 5. The Company’s stockholders approved an amendment to the 2000 Employee Stock Purchase Plan, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
359,788,194	2,735,862	3,638,442	29,554,793

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: May 26, 2015	By:	/s/ GEORGE H. CAVE
George H. Cave Executive Vice President, General Counsel, Chief Compliance & Ethics Officer, Chief Risk Officer and Corporate Secretary